UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2020

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2020, Electromed, Inc. (the “Company”) renewed its $2,500,000 revolving line of credit with Choice Financial Group pursuant to a supplemental rider to the existing Business Loan Agreement (Asset Based) dated December 18, 2019. The rider provides that the line of credit will be extended for an additional year and is now scheduled to mature on December 18, 2021. Interest on borrowings on the line of credit, if any, will remain at prime rate less 1.00%, with no interest rate floor and payable monthly. The amount eligible for borrowing on the line of credit will remain limited to the lesser of $2,500,000 or 57.00% of eligible accounts receivable. Payment obligations under the line of credit remain secured by a security interest in substantially all the tangible and intangible assets of the Company.

The foregoing description of the line of credit, as renewed, is qualified by reference to the text of the loan agreement and rider, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description	Method of Filing
10.1	Business Loan Agreement (Asset Based) with Choice Financial Group, dated December 18, 2019.	Incorporated by Reference
10.2	Rider to Business Loan Agreement (Asset Based) with Choice Financial Group, dated December 16, 2020.	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: December 17, 2020	By: /s/ Michael J. MacCourt
	Name:	Michael J. MacCourt
	Title:	Chief Financial Officer